Advantage Solutions Names Jim Kilts Chairman of the Board of Directors

Irvine, Calif., April 3, 2023 — The board of directors of Advantage Solutions Inc. (NASDAQ: ADV), a leading provider of outsourced sales and marketing services to consumer goods manufacturers and retailers, last week unanimously voted to appoint Jim Kilts to the role of chairman of the board of directors, effective March 31, 2023. Kilts previously held the position prior to former CEO Tanya Domier’s appointment as the board’s executive chair. Domier resigned from the role as of March 31, 2023, concurrent with her retirement from Advantage Solutions.

Kilts is a founding partner of Centerview Capital Consumer, a strategic investment firm that has held an ownership interest in Advantage Solutions since 2014. He served as a member of the parent entity of the company since that time, continuing his service when Advantage Solutions became a public company in October 2020. A renowned leader in the consumer goods industry, Kilts also serves as chairman of the board of directors of The Simply Good Foods Company. He was previously chairman of the board, CEO and president of Gillette, where he successfully reinvigorated the business and oversaw its sale to The Procter & Gamble Company, subsequently assuming the role of vice chairman of the merged company’s board.

Earlier executive leadership roles include president and CEO of Nabisco, executive vice president of The Phillip Morris Companies, president of Kraft USA as well as president of Oscar Mayer.

His prior board service includes Pfizer Inc., Unifi Inc., Nielsen Holdings NV, Big Heart Pet Brands, MetLife Inc. and MeadWestvaco, among others. Kilts also served a two-year term as chairman of the board of the Grocery Manufacturers Association.

“With Jim’s extensive consumer brand experience, disciplined approach and keen focus on results, he is uniquely positioned to chair the Advantage board of directors. I’m eager to continue to collaborate with him and all of our directors as we chart the course for our company’s future,” said Advantage Solutions CEO Dave Peacock. “I also want to thank Tanya, whose vision and leadership was critical to the company’s success and whose partnership has been invaluable to me.”

Kilts said, “I’m honored to once again have the opportunity to serve as Advantage Solutions’ board chair and I’m looking forward to working closely with Dave and his talented executive leadership team to help fuel strategic growth and innovation that strengthens shareholder value.”

Learn more about the Advantage Solutions board of directors by visiting the company’s website.

About Advantage Solutions

Advantage Solutions (NASDAQ: ADV) is a leading provider of outsourced sales and marketing solutions to consumer goods companies and retailers. Our data- and technology-driven services — which include headquarter sales, retail merchandising, in-store and online sampling, digital commerce, omnichannel marketing, retail media and others — help brands and retailers of all sizes get products into the hands of consumers, wherever they shop. As a trusted partner and problem solver, we help our clients sell more while spending less. Headquartered in Irvine, California, we have offices throughout North America and strategic investments in select markets throughout Africa, Asia, Australia and Europe through which we serve the global needs of multinational, regional and local manufacturers. For more information, please visit advantagesolutions.net.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding expected leadership, contributions and potential success of the Company’s new executives. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “could”, “estimate”, “anticipate”, “believe”, “predict”, “confident”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Advantage and its management at the time of such statements, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, market-driven wage changes or changes to labor laws or wage or job classification regulations, including minimum wage; the COVID-19 pandemic and the measures taken in response thereto; the availability, acceptance, administration and effectiveness of any COVID-19 vaccine; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to maintain proper and effective internal control over financial reporting in the future; potential and actual harms to Advantage’s business arising from the Take 5 Matter; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact
Barb Grondin Francella
Advantage Solutions

press@advantagesolutions.net

Investor Relations Contact

Kimberly Esterkin
Addo Investor Relations
investorrelations@advantagesolutions.net
310-829-5400